EXECUTION COPY

SHARE EXCHANGE AGREEMENT

by and among

FERO INDUSTRIES, INC.,

PYRO PHARMACEUTICALS, INC.

SHAREHOLDERS

and

THE PRINCIPAL

Dated as of October 13, 2009

TABLE OF CONTENTS

ARTICLE I Exchange of Company Shares

Exchange by Shareholders

Closing

ARTICLE II Representations and Warranties of the Shareholders

Good Title

Power and Authority

No Conflicts

No Finder’s Fee

Purchase Entirely for Own Account

Shareholder Status

Experience of Such Shareholder

Access to Information

Restricted Securities

Legends

No Derivatives

ARTICLE III Representations and Warranties of the Company

Organization, Standing and Power

Company Subsidiaries

Capital Structure

Authority; Execution and Delivery; Enforceability

No Conflicts; Consents

Taxes

Benefit Plans

Litigation

Compliance with Applicable Laws

Brokers

Contracts

Title to Properties

Intellectual Property

Labor Matters

Financial Statements

Undisclosed Liabilities

Transactions With Affiliates and Employees

Internal Accounting Controls

Investment Company

Disclosure

Absence of Certain Changes or Events

ARTICLE IV Representations and Warranties of the Parent

Organization, Standing and Power

Subsidiaries; Equity Interests

Capital Structure

Authority; Execution and Delivery; Enforceability

No Conflicts; Consents

Financial Statements

SEC Documents; Undisclosed Liabilities

Absence of Certain Changes or Events

Taxes

Benefit Plans

ERISA Compliance; Excess Parachute Payments

Litigation

Compliance with Applicable Laws

Contracts

Title to Properties

Intellectual Property

Labor Matters

Market Makers

Transactions With Affiliates and Employees

Internal Accounting Controls

Solvency

Application of Takeover Protections

No Additional Agreements

Investment Company

Disclosure

Certain Registration Matters

Listing and Maintenance Requirements

No Undisclosed Events, Liabilities, Developments or Circumstances

Foreign Corrupt Practices

Information Supplied

ARTICLE V Deliveries

Deliveries of the Shareholders

Deliveries of the Parent

Deliveries of the Company

ARTICLE VI Conditions to Initial Closing

Shareholder and Company Conditions Precedent

Parent Conditions Precedent

ARTICLE VII Covenants

Preparation of 14f-1 Notice; Blue Sky Laws

Public Announcements

Fees and Expenses

Continued Efforts

Exclusivity

Filing of Form 8-K and Press Release

Furnishing of Information

Access

Preservation of Business

Financing

Directors and Officers

Company Options

ARTICLE VIII Indemnification

Survival of Representations and Warranties

Indemnification by the Principal

Procedures for Indemnification

Limitations on Indemnification

ARTICLE IX Miscellaneous

Notices

Amendments; Waivers; No Additional Consideration

SECTION 9.03

Termination.

Replacement of Securities

Remedies

Independent Nature of Shareholders’ Obligations and Rights

Interpretation

Severability

Counterparts; Facsimile Execution

Entire Agreement; Third Party Beneficiaries

Governing Law

Assignment

EXHIBIT A - Shareholders and Ownership Company Shares

i

EXECUTION COPY

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this “Agreement”), effective as of October 13, 2009, is entered into by and among Fero Industries, Inc., a Colorado corporation (the “Parent”), Pyro Pharmaceuticals, Inc., a Delaware corporation (the “Company”), the Shareholders of the Company (each a “Shareholder” and collectively, the “Shareholders”) who have signed Exhibit A attached hereto and, solely for the purposes of Article VIII and Article IX of this Agreement, Kyle Schlosser, an individual (the “Principal”).  Each of the parties to this Agreement are individually referred to herein as a “Party” and collectively as the “Parties.”

BACKGROUND

A.

The Company’s authorized equity capital consists exclusively of 25,000,000 shares of common stock, $0.001 par value (“Company Common Stock”) and 5,000,000 shares of preferred stock, $0.001 par value (“Company Preferred Stock”), of which 7,500,000 shares of Company Common Stock and 5,000,000 shares of Company Preferred Stock are issued and outstanding as of the date of this Agreement.  Prior to the Initial Closing (as defined in Section 1.02), some or all of the 5,000,000 shares of Company Preferred Stock may be converted into shares of Company Common Stock on a one-for-one basis.  (The 7,500,000 shares of Company Common Stock issued and outstanding as of the date of this Agreement and the 5,000,000 shares of Company Preferred Stock (or any shares of Company Common Stock issued upon conversion of the outstanding shares of Company Preferred Stock) are referred to herein as the “Company Shares”).  The Shareholders are the record and beneficial owner of the number of Company Shares set forth opposite such Shareholder’s name on Exhibit A.

B.

Immediately following the effective time of the Initial Closing and contingent only upon the occurrence of such Initial Closing, the Parent shall consummate the private placement of sale of up to One Million Five Hundred Thousand Dollars ($1,500,000) of principal amount of five-year, 8% convertible promissory notes of the Parent (“Note” or “Notes”), convertible into shares of the common stock of the Parent, $.001 par value per share (“Parent Common Stock”) at a conversion price of $0.30 per share, for the minimum gross proceeds of $500,000 and the maximum gross proceeds of up to $1,500,000, as contemplated by  hereof (the “Financing”).

C.

The Shareholders wish to transfer all of their Company Shares in exchange for their portion, determined in accordance with Section 1.01, of an aggregate of 38,250,000 shares (“Parent Shares”) of Parent Common Stock.

D.

The exchange of Company Shares for Parent Common Stock is intended to constitute a non-taxable transfer to a corporation controlled by the transferor within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986 (the “Code”), as amended or such other tax free provisions that may be applicable under the Code.

E.

The Board of Directors of the Company and the Board of Directors of the Parent have determined that it is desirable and in the best interest of their respective stockholders to effect this plan of reorganization and share exchange.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises herein, and for other good and valuable consideration, the receipt and sufficiency of which the parties agree as follows:

ARTICLE I
Exchange of Company Shares

SECTION 1.1

Exchange by Shareholders

.  At each Closing, each Shareholder shall sell, transfer, convey, assign and deliver to the Parent all of the Company Shares owned by such Shareholder free and clear of all Liens (as defined in ) in exchange for each Shareholder’s pro rata share of the Parent Shares.  A Shareholder’s pro rata share of the Parent Shares shall be determined by multiplying the total number of Parent Shares by a fraction, the numerator of which is the total number of Company Shares owned by the Shareholder at the Initial Closing and the denominator of which is the total number of Company Shares issued and outstanding at the Initial Closing.

SECTION 1.2

Closing

.  The initial closing (the “Initial Closing”) of the transactions contemplated hereby (the “Transactions”) shall take place at the offices of Indeglia & Carney, 1900 Main Street, Suite 125, Irvine, California 92614, commencing at 9:00 a.m. local time on the first business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the Transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Initial Closing itself), or such other date and time as the parties may mutually determine (the “Initial Closing Date”).  At the Initial Closing, the Shareholders (“Majority Shareholders”) holding at least eighty percent (80%) of the outstanding Company Shares shall deliver an executed copy of this Agreement and the deliveries required by Section 5.01.  From time to time after the Initial Closing, Parent and the Shareholders other than the Majority Stockholders may effect additional exchanges of shares in accordance with Section 1.01.  The Initial Closing and each additional closing is referred to herein as a “Closing” and the Initial Closing Date and the date of each additional closing date is referred to herein as a “Closing Date”.

ARTICLE II
Representations and Warranties of the Shareholders

Each Shareholder hereby severally represents and warrants to Parent as of the date hereof and as of the Closing Date upon which such Shareholder effects a Closing pursuant to Article I that:

SECTION 2.1

Good Title

.  The Shareholder is the record and beneficial owner, and has good title to the Company Shares owned by such Shareholder set forth on Exhibit A, with the right and authority to sell and deliver such Company Shares to the Parent.  Following the exchange of the Shareholder’s Company Shares pursuant to this Agreement, the Parent will receive good title to such Company Shares, free and clear of all liens, security interests, pledges, equities and claims of any kind, voting trusts, stockholder agreements and other encumbrances other than restrictions under the federal securities laws (collectively, “Liens”).

SECTION 2.2

Power and Authority

.  This Agreement constitutes the legal, valid and binding obligation of the Shareholder, enforceable against such Shareholder in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equity principles related to or limiting creditors’ rights generally and by general principals of equity.

SECTION 2.3

No Conflicts

.  The execution and delivery of this Agreement by the Shareholder and the performance by the Shareholder of its obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any third party or any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (“Governmental Entity”) under any statutes, laws, ordinances, rules, regulations, orders, writs, injunctions, judgments, or decrees (collectively, “Laws”); (ii) will not violate any Laws applicable to such Shareholder and (iii) will not violate or breach any contractual obligation to which such Shareholder is a party.

SECTION 2.4

No Finder’s Fee

.  No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Shareholder.

SECTION 2.5

Purchase Entirely for Own Account

.  The Parent Shares proposed to be acquired by the Shareholder hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and the Shareholder has no present intention of selling or otherwise distributing the Parent Shares, except in compliance with applicable securities laws.

SECTION 2.6

Shareholder Status

.  The Shareholder has accurately confirmed on  Exhibit A attached hereto whether the  Shareholder meets the definition of “accredited investor” set forth in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”).  The Shareholder is not required to be registered as a broker-dealer under Section 15 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

SECTION 2.7

Experience of Such Shareholder

.  The Shareholder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Parent Shares and has so evaluated the merits and risks of such investment.  The Shareholder is able to bear the economic risk of an investment in the Parent Shares and, at the present time, is able to afford a complete loss of such investment.

SECTION 2.8

Access to Information

.  The Shareholder acknowledges that it has received and had the opportunity to review the Parent’s annual report on Form 10-K for the fiscal years ended June 30, 2008 and June 30, 2009 and the Parent’s quarterly report on Form 10-Q for the three month period ended March 31, 2009, including the Parent Financial Statements (as defined in ) (“SEC Reports”); the Company’s Super 8-K (as defined in ), including the Company’s Financial Statements (as defined in ); and this Agreement and all exhibits hereto including the Parent Disclosure Letter (as defined in the opening paragraph to Article IV) and Company Disclosure Letter (as defined in the opening paragraph in Article III).  Such Shareholder further acknowledges that it or its representatives have been afforded (a) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Parent and the Company concerning the terms and conditions of the reorganization contemplated by this Agreement and the offering of the Parent Shares, the merits and risks of investing in the Parent Shares, (b) access to information about the Parent and the Company and the Parent’s and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate the reorganization contemplated by this Agreement and its investment in the Parent Shares, and (c) the opportunity to obtain such additional information which the Parent or the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained herein or otherwise provided to the Shareholder.

SECTION 2.9

Restricted Securities

. The Shareholder understands that the Parent Shares are characterized as “restricted securities” under the Securities Act inasmuch as the Parent Shares are being offered in a transaction not involving a public offering.  The Shareholder further acknowledges that the Parent Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom.  The Shareholder represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

SECTION 2.10

Legends

.  It is understood that the Parent Shares will bear the following legend or one that is substantially similar to the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

SECTION 2.11

No Derivatives

.  Except for the Company Shares attributed to such Shareholder on Exhibit A or as disclosed in the Company Disclosure Letter, the Shareholder does not hold, nor is the Shareholder entitled to receive, any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts (as defined in Section 3.05), arrangements or undertakings of any kind to which the Company is a party or by which any of them is bound (i) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional capital shares or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital shares of or other equity interest in, the Company or any Voting Company Debt (as defined in Section 3.03), (ii) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital shares of the Company.

ARTICLE III
Representations and Warranties of the Company

The Company represents and warrants to the Parent as of the date hereof and as of the Initial Closing Date that, except as set forth on Schedule 3 attached hereto (the “Company Disclosure Letter”):

SECTION 3.1

Organization, Standing and Power

.  The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Company, a material adverse effect on the ability of the Company to perform its obligations under this Agreement or on the ability of the Company to consummate the Transactions (a “Company Material Adverse Effect”).  The Company is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary except where the failure to so qualify would not reasonably be expected to have a Company Material Adverse Effect.  The Company has delivered to the Parent true and complete copies of the Company’s certificate of incorporation and bylaws, each as amended to the date of this Agreement (the “Company Constituent Instruments”).

SECTION 3.2

Company Subsidiaries

.  The Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

SECTION 3.3

Capital Structure

.  The Company is authorized to issue 25,000,000 shares of Company Common Stock and 5,000,000 shares of Company Preferred Stock.  As of the date of this Agreement, (A) 7,500,000 shares of Company Common Stock are issued and outstanding, (B) 5,000,000 shares of Company Preferred Stock are issued and outstanding, and (C) 3,125,000 shares of Company Common Stock are subject to outstanding and unexercised options (“Company Options”) issued pursuant to the Company’s 2002 Stock Incentive Plan.  Except for issuances of shares of Company Common Stock pursuant to the Company Options or conversion of the outstanding shares of Company Preferred Stock, since the date of this Agreement the Company has not issued any shares of Company Common Stock or Company Preferred Stock.  All outstanding capital shares of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right or any Contract to which the Company is a party or otherwise bound.  There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, capital shares having the right to vote) on any matters on which holders of Company Shares may vote (“Voting Company Debt”).

Except as set forth in the Company Disclosure Letter, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company is a party or by which it is bound (i) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional capital shares or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital shares or other equity interest in, the Company or any Voting Company Debt, (ii) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital shares of the Company.  As of the date of this Agreement, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company.

SECTION 3.4

Authority; Execution and Delivery; Enforceability

.  The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions.  The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Transactions.  When executed and delivered, this Agreement will be enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equity principles related to or limiting creditors’ rights generally and by general principals of equity.

SECTION 3.5

No Conflicts; Consents

.

(a)

The execution and delivery by the Company of this Agreement does not, and the consummation of the Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company under, any provision of (i) the Company Constituent Instruments, (ii) any material contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (“Contract”) to which the Company is a party or by which any of its properties or assets is bound or (iii) subject to the filings and other matters referred to in , any material judgment, order or decree (“Judgment”) or material Law applicable to the Company or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b)

Except for required filings with the Securities and Exchange Commission (the “SEC”) and applicable “Blue Sky” or state securities commissions, no material consent, approval, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions.

SECTION 3.6

Taxes

.

(a)

The Company has timely filed, has caused to be timely filed on its behalf, or has qualified for an extension for filing, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.  All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(b)

The Company Financial Statements reflect an adequate reserve for all Taxes payable by the Company (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all taxable periods and portions thereof through the date of such financial statements.  No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(c)

For purposes of this Agreement:

“Taxes” includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

“Tax Return” means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

SECTION 3.7

Benefit Plans

.  The Company does not have or maintain any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company (collectively, “Company Benefit Plans”).  As of the date of this Agreement there are no severance or termination agreements or arrangements between the Company and any current or former employee, officer, director or manager of the Company, nor does the Company have any general severance plan or policy.

SECTION 3.8

Litigation

.  There is no action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility (“Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Company Shares or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Company Material Adverse Effect.  The Company, nor, to the Company’s knowledge, any director, officer or manager thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

SECTION 3.9

Compliance with Applicable Laws

.  The Company is in compliance with all applicable Laws, including those relating to occupational, health and safety and the environment, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.  The Company has not received any written communication during the past two years from a Governmental Entity that alleges that the Company is not in compliance in any material respect with any applicable Law.

SECTION 3.10

Brokers

.  No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

SECTION 3.11

Contracts

.  Except as disclosed in the Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Company taken as a whole, the Company is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under by the Company) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

SECTION 3.12

Title to Properties

.  The Company does not own any real property.  The Company has sufficient title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses.  All such assets and properties, other than assets and properties in which the Company has leasehold interests, are free and clear of all Liens except for Liens that, in the aggregate, do not and will not materially interfere with the ability of the Company to conduct business as currently conducted.

SECTION 3.13

Intellectual Property

.  The Company owns, or is validly licensed or otherwise has the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (collectively, “Intellectual Property Rights”) which are material to the conduct of the business of the Company taken as a whole.  The Company Disclosure Letter sets forth a description of all Intellectual Property Rights which are material to the conduct of the business of the Company taken as a whole.  There are no claims pending or, to the knowledge of the Company, threatened that the Company is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right.  To the actual knowledge of the officers, directors and managers of the Company, no person is infringing the rights of the Company with respect to any Intellectual Property Right.

SECTION 3.14

Labor Matters

.  There are no collective bargaining or other labor union agreements to which the Company is a party or by which it is bound.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

SECTION 3.15

Financial Statements

.

(a)

The Company has previously delivered to the Parent its unaudited consolidated balance sheet as of June 30, 2009 and unaudited consolidated statements of operations, stockholders’ equity and cash flows for the fiscal years ended June 30, 2009 and 2008 and for the period from inception (June 11, 2001) through June 30, 2009 (collectively, the “Company Financial Statements”).  The Company Financial Statements comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto.  The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that the Company Financial Statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, to normal, year-end audit adjustments.

(b)

Prior to the Initial Closing, the Company shall deliver to the Parent audited Company Financial Statements and an accompanying audit report prepared by an independent audit firm that is registered with the Public Company Accounting Oversight Board.  The Company Financial Statements delivered pursuant to this subpart (b) shall not vary materially from the Company Financial Statements delivered pursuant to subpart (a) of this Section 3.15 and shall otherwise comply with the requirements of subpart (a) above.

SECTION 3.16

Undisclosed Liabilities

.  Except as set forth in the Company Financial Statements, the Company does not have any material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 2009, and (ii) obligations under Contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Company Financial Statements, which, in both cases, individually and in the aggregate would not be reasonably expected to result in a Company Material Adverse Effect.

SECTION 3.17

Transactions With Affiliates and Employees

.  Except as set forth in the Company Financial Statements or the Company Options, none of the officers, directors or managers of the Company and, to the knowledge of the officers, directors and managers of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers, directors and managers), including any Contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, manager or such employee or, to the knowledge of the officers, directors and managers of the Company, any entity in which any officer, director, manager or any such employee has a substantial interest or is an officer, director, manager, trustee or partner.

SECTION 3.18

Internal Accounting Controls

.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

SECTION 3.19

Investment Company

.  The Company is not, and is not an affiliate of, and immediately following the Initial Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.20

Disclosure

.  The Company’s representations and warranties set forth in this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

SECTION 3.21

Absence of Certain Changes or Events

.  Except as disclosed in the Company Financial Statements, since June 30, 2009, the Company has conducted its business only in the ordinary course, and during such period there has not been:

(a)

any change in the assets, liabilities, financial condition or operating results of the Company, except changes in the ordinary course of business that have not caused, in the aggregate, a Company Material Adverse Effect;

(b)

any damage, destruction or loss, whether or not covered by insurance, that would have a Company Material Adverse Effect;

(c)

any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d)

any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Company Material Adverse Effect;

(e)

any material change to a material Contract by which the Company or any of its assets is bound or subject;

(f)

any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(g)

any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any Shareholders of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(h)

any material alteration to the Company’s method of accounting or the identity of its auditors;

(i)

any declaration or payment of dividend or distribution of cash or other property to the Shareholders or any purchase, redemption or agreements to purchase or redeem any capital shares;

(j)

any issuance of capital shares to any officer, director, manager or affiliate; or

(k)

any arrangement or commitment by the Company to do any of the things described in this .

ARTICLE IV
Representations and Warranties of the Parent

The Parent represents and warrants to the Shareholders and the Company as of the date hereof and as of the Initial Closing Date that, except as set forth on Schedule 4 (the “Parent Disclosure Letter”):

SECTION 4.1

Organization, Standing and Power

.  Parent is duly incorporated, validly existing and in good standing under the laws of the State of Colorado and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on Parent, a material adverse effect on the ability of Parent to perform its obligations under this Agreement or on the ability of Parent to consummate the Transactions (a “Parent Material Adverse Effect”).  Parent is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary and where the failure to so qualify would reasonably be expected to have a Parent Material Adverse Effect.  The Parent has delivered to the Company true and complete copies of the Parent’s certificate of incorporation and bylaws, each as amended to the date of this Agreement (the “Parent Constituent Instruments”).

SECTION 4.2

Subsidiaries; Equity Interests

.  Parent does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

SECTION 4.3

Capital Structure

.  The authorized capital stock of the Parent consists of 500,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, $0.001 par value (“Parent Preferred Stock”).  As of the date of this Agreement, (A) 25,500,000 shares of Parent Common Stock are issued and outstanding, and (B) no shares of Company Preferred Stock are issued and outstanding.  Since the date of this Agreement, the Parent has not issued any shares of Parent Common Stock or Parent Preferred Stock.  Except as set forth above, no shares of capital stock or other voting securities of Parent are issued, reserved for issuance or outstanding.  All outstanding shares of the capital stock of Parent are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right.  There are no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Parent Common Stock may vote (“Voting Parent Debt”).  There are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Parent is a party or by which it is bound (i) obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Parent or any Voting Parent Debt, (ii) obligating Parent to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of the Parent.  There are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of capital stock of Parent.  The Parent is not a party to any agreement granting any securityholder of the Parent the right to cause the Parent to register shares of the capital stock or other securities of the Parent held by such securityholder under the Securities Act.  At the Initial Closing, Parent shall deliver to the Company a certified stockholder list generated by its stock transfer agent which shall accurately reflect all of the issued and outstanding shares of the Parent’s Common Stock.

SECTION 4.4

Authority; Execution and Delivery; Enforceability

.  The execution and delivery by the Parent of this Agreement and the consummation by the Parent of the Transactions have been duly authorized and approved by the Board of Directors of the Parent and no other corporate proceedings on the part of the Parent are necessary to authorize this Agreement and the Transactions. This Agreement constitutes a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equity principles related to or limiting creditors’ rights generally and by general principals of equity.

SECTION 4.5

No Conflicts; Consents

.

(a)

The execution and delivery by Parent of this Agreement, does not, and the consummation of Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of Parent under, any provision of (i) the Parent Constituent Instruments, (ii) any material Contract to which Parent is a party or by which any of its properties or assets is bound or (iii) subject to the filings and other matters referred to in , any material Judgment or material Law applicable to Parent or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b)

No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to Parent in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (A) filing with the SEC of a 14f-1 Notice (as defined in ), (B) filing with the SEC of reports under Sections 13 and 16 of the Exchange Act, and (C) the filing of a Form D with the SEC and filings under state “blue sky” laws, as may be required in connection with this Agreement and the Transactions.

SECTION 4.6

Financial Statements

(a)

.  The Parent has previously delivered to the Company its audited balance sheets as of June 30, 2009, 2008, and 2007 and audited statements of operations, stockholders’ equity and cash flows for the fiscal years ended June 30, 2009, 2008, and 2007 and an accompanying audit report prepared by an independent audit firm that is registered with the Public Company Accounting Oversight Board (the “Parent Audited Financial Statements”), and its unaudited balance sheet as of March 31, 2009, and its unaudited statements of operations, stockholders’ equity and cash flows as of and for the nine months ended March 31, 2009 and 2008 (the “Parent Unaudited Financial Statements” and together with the Parent Audited Financial Statements, the “Parent Financial Statements”).  The Parent Financial Statements comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto.  The Parent Financial Statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that the Parent Unaudited Financial Statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Parent as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject to in the case of the Parent Unaudited Financial Statements to normal, year-end audit adjustments.  The Parent Unaudited Financial Statements have been prepared and reviewed in accordance with Rule 10-01 of Regulation S-X promulgated under the Exchange Act.

SECTION 4.7

SEC Documents; Undisclosed Liabilities

.

(a)

Parent has filed, in a timely manner, all reports, schedules, forms, statements and other documents required to be filed by Parent with the SEC since March 28, 2008 pursuant to Sections 13(a), 14 (a) and 15(d) of the Exchange Act (“Parent SEC Documents”).

(b)

As of its respective filing date, each Parent SEC Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later filed Parent SEC Document, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)

Except as set forth in the Parent SEC Documents or the Parent Financial Statements, Parent has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of Parent or in the notes thereto.  The Parent Disclosure Letter sets forth all financial and contractual obligations and liabilities (including any obligations to issue capital stock or other securities of the parent) due after the date hereof.  As of the date hereof the Parent has total liabilities of less than $25,000, all of which liabilities shall be paid off at or prior to the Initial Closing and shall in no event remain liabilities of the Parent, the Company or the Shareholders following the Closing.

SECTION 4.8

Absence of Certain Changes or Events

.  Except as disclosed in the Parent Financial Statements or Parent SEC Documents, since June 30, 2009, Parent has conducted its business only in the ordinary course, and during such period there has not been:

(a)

any change in the assets, liabilities, financial condition or operating results of the Parent from that reflected in the Parent Unaudited Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Parent Material Adverse Effect;

(b)

any damage, destruction or loss, whether or not covered by insurance, that would have a Parent Material Adverse Effect;

(c)

any waiver or compromise by the Parent of a valuable right or of a material debt owed to it;

(d)

any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Parent, except in the ordinary course of business and the satisfaction or discharge of which would not have a Parent Material Adverse Effect;

(e)

any material change to a material Contract by which the Parent or any of its assets is bound or subject;

(f)

any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g)

any resignation or termination of employment of any officer of the Parent;

(h)

any mortgage, pledge, transfer of a security interest in, or lien, created by the Parent, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Parent’s ownership or use of such property or assets;

(i)

any loans or guarantees made by the Parent to or for the benefit of its employees, officers or directors, or any Shareholders of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j)

any declaration, setting aside or payment or other distribution in respect of any of the Parent’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Parent;

(k)

any alteration of the Parent’s method of accounting or the identity of its auditors;

(l)

any issuance of equity securities to any officer, director or affiliate, except pursuant to existing Parent stock option plans; or

(m)

any arrangement or commitment by the Parent to do any of the things described in this .

SECTION 4.9

Taxes

.

(a)

Parent has timely filed, has caused to be timely filed on its behalf, or has qualified for an extension for filing, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.  All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b)

The most recent financial statements contained in the Parent Unaudited Financial Statements reflect an adequate reserve for all Taxes payable by Parent (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements.  No deficiency with respect to any Taxes has been proposed, asserted or assessed against Parent, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(c)

There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of Parent.  Parent is not bound by any agreement with respect to Taxes.

SECTION 4.10

Benefit Plans

.  The Parent does not have any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Parent (collectively, “Parent Benefit Plans”).  There are no employment, consulting, indemnification, severance or termination agreements or arrangements between the Parent and any current or former employee, officer or director of the Parent, nor does the Parent have any general severance plan or policy.

SECTION 4.11

ERISA Compliance; Excess Parachute Payments

.  The Parent does not, and since its inception never has, maintained, or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other Parent Benefit Plan for the benefit of any current or former employees, consultants, officers or directors of Parent.

SECTION 4.12

Litigation

.  There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Parent Shares or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Parent Material Adverse Effect.  Neither the Parent nor any subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

SECTION 4.13

Compliance with Applicable Laws

.  Parent is in compliance with all applicable Laws, including those relating to occupational health and safety and the environment, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.  Parent has not received any written communication during the past two years from a Governmental Entity that alleges that Parent is not in compliance in any material respect with any applicable Law.

SECTION 4.14

Contracts

.  There are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Parent taken as a whole.  Parent is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

SECTION 4.15

Title to Properties

.  Parent has good title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses.  All such assets and properties, other than assets and properties in which the Parent has leasehold interests, are free and clear of all Liens other than those set forth in the Parent Disclosure Letter and except for Liens that, in the aggregate, do not and will not materially interfere with the ability of the Parent to conduct business as currently conducted.  Parent has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect.  Parent enjoys peaceful and undisturbed possession under all such material leases.

SECTION 4.16

Intellectual Property

.  Parent owns, or is validly licensed or otherwise has the right to use, all Intellectual Property Rights which are material to the conduct of the business of the Parent taken as a whole.  The Parent Disclosure Letter sets forth a description of all Intellectual Property Rights which are material to the conduct of the business of the Parent taken as a whole.  No claims are pending or, to the knowledge of the Parent, threatened that the Parent is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right.  To the knowledge of the Parent, no person is infringing the rights of the Parent with respect to any Intellectual Property Right.

SECTION 4.17

Labor Matters

.  There are no collective bargaining or other labor union agreements to which the Parent is a party or by which it is bound.  No material labor dispute exists or, to the knowledge of the Parent, is imminent with respect to any of the employees of the Parent.

SECTION 4.18

Market Makers

.  The Parent has at least two market makers for the shares of the Parent Common Stock and such market makers have obtained all permits and made all filings necessary in order for such market makers to continue as market makers of the Parent.

SECTION 4.19

Transactions With Affiliates and Employees

.  Except as set forth in the Parent Disclosure Letter, none of the officers or directors of the Parent and, to the knowledge of the Parent, none of the employees of the Parent is presently a party to any transaction with the Parent (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Parent, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

SECTION 4.20

Internal Accounting Controls

.  The Parent maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Parent has established disclosure controls and procedures for the Parent and designed such disclosure controls and procedures to ensure that material information relating to the Parent is made known to the officers by others within those entities.  The Parent’s officers have evaluated the effectiveness of the Parent’s controls and procedures.  Since September 30, 2007, there have been no significant changes in the Parent’s internal controls or, to the Parent’s knowledge, in other factors that could significantly affect the Parent’s internal controls.

SECTION 4.21

Solvency

.  Based on the financial condition of the Parent as of the Initial Closing Date (and assuming that the Initial Closing shall have occurred), (i) the Parent’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Parent’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Parent’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Parent, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Parent, together with the proceeds the Parent would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.  The Parent does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

SECTION 4.22

Application of Takeover Protections

.  The Parent has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Parent Constituent Instruments or the laws of the State of Colorado that is or could become applicable to the Shareholders as a result of the Shareholders and the Parent fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the issuance of the Parent Shares and the Shareholder’s ownership of the Parent Shares.

SECTION 4.23

No Additional Agreements

.  The Parent does not have any agreement or understanding with any Shareholder with respect to the transactions contemplated by this Agreement other than as specified in this Agreement.

SECTION 4.24

Investment Company

.  The Parent is not, and is not an affiliate of, and immediately following the Initial Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 4.25

Disclosure

.  All disclosure provided to the Company and the Shareholders regarding the Parent, its business and the transactions contemplated hereby, furnished by or on behalf of the Parent (including the Parent’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

SECTION 4.26

Certain Registration Matters

.  Except as specified in the Parent Disclosure Letter, the Parent has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of the Parent registered with the SEC or any other governmental authority that have not been satisfied.

SECTION 4.27

Listing and Maintenance Requirements

.  The Parent is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Parent Common Stock on the trading market on which the Parent Common Stock is currently listed or quoted.  The issuance and sale of the Parent Shares under this Agreement does not contravene the rules and regulations of the trading market on which the Parent Common Stock is currently listed or quoted, and no approval of the stockholders of the Parent is required for the Parent to issue and deliver to the Shareholders the Shares contemplated by this Agreement.

SECTION 4.28

No Undisclosed Events, Liabilities, Developments or Circumstances

.  No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Parent, its subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Parent under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Parent of the Parent Shares and which has not been publicly announced or disclosed in writing to the Company.

SECTION 4.29

Foreign Corrupt Practices

.  Neither the Parent, nor, to the Parent’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Parent has, in the course of its actions for, or on behalf of, the Parent (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

SECTION 4.30

Information Supplied

.  None of the information supplied or to be supplied by the Parent for inclusion or incorporation by reference in the notice that is required to be sent to the stockholders of the Parent pursuant to Rule 14f-1 (the “14f-1 Notice”)  promulgated under the Exchange Act will, at the date it is first mailed to the Parent’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

ARTICLE V
Deliveries

SECTION 5.1

Deliveries of the Shareholders

.

(a)

At or prior to the Closing, each Shareholder shall deliver to the Parent:

(i)

This Agreement executed by such Shareholder;

(ii)

certificates representing the Company Shares owned by such Shareholder, if such shares have been certificated, and related transfer powers duly executed.

SECTION 5.2

Deliveries of the Parent

.

(a)

At or prior to the Closing, the Parent shall deliver:

(i)

to each Shareholder and to the Company, a copy of this Agreement executed by Parent;

(ii)

with respect to the Initial Closing only, to the Company, a certificate from the Parent, signed by its Chief Executive Officer certifying that (A) the attached copies of the Parent Constituent Instruments and resolutions of the Board of Directors of the Parent approving the Agreement and the Transactions, are all true, complete and correct and remain in full force and effect; (B) the Parent’s representations and covenants referred to in Section 6.01(a) are accurate as of the Initial Closing; and (C) the attached resolutions of the Board of Directors of the Parent electing the directors and appointing the executive officers as discussed in Section 7.11 are all true, complete and correct and remain in full force and effect.

(iii)

with respect to the Initial Closing only, to the Company, the Parent Financial Statements as set forth in Section 4.06.

(iv)

with respect to the Initial Closing only, to the Company, (A) letters of resignation from all officers of the Parent effective upon the Closing, (B) a letter of resignation of Leigh Ann Squire from the Board of Directors of Parent effective upon the Closing and (C) a letter of resignation of Kyle Schlosser from the Board of Directors of Parent effective upon the 10th day following the mailing by the Parent to its stockholders of the 14f-1 Notice;

(v)

with respect to the Initial Closing only, to the Company, such pay-off letters and releases relating to liabilities as the Company shall request and such pay-off letters and releases shall be in form and substance satisfactory to the Company;

(vi)

with respect to the Initial Closing only, to the Company, a list of the record holders of the Parent Common stock as of the Closing Date certified to by the transfer agent for the Parent Common Stock;

(vii)

with respect to the Initial Closing only, to the Company, a certificate of good standing of Parent from the Colorado Secretary of State as of a recent date;

(viii)

with respect to the Initial Closing only, to each Shareholder, certificates representing the Parent Shares to be issued to such Shareholder as set forth on Exhibit A;

(ix)

with respect to the Initial Closing only, to the Company, Parent’s 14f-1 Notice in a form suitable for filing with the SEC and in compliance with Section 4.30 and 7.01.

SECTION 5.3

Deliveries of the Company

.  At or prior to the Initial Closing, the Company shall deliver to the Parent:

(a)

this Agreement executed by Company; and

(b)

a certificate from the Company, signed by its authorized officer certifying that the attached copies of the Company Constituent Instruments and resolutions of the Board of Directors of the Company approving the Agreement and the Transactions are all true, complete and correct and remain in full force and effect.

ARTICLE VI
Conditions to Initial Closing

SECTION 6.1

Shareholder and Company Conditions Precedent

.  The obligations of the Shareholders and the Company to enter into and complete the Initial Closing is subject, at the option of the Shareholders and the Company, to the fulfillment by the Parent on or prior to the Initial Closing Date of the following conditions:

(a)

Representations and Covenants. The representations and warranties of the Parent contained in this Agreement shall be true in all material respects on the date of this Agreement and as of the Initial Closing Date.  All of the representations and warranties of the Parent contained in this Agreement that contain an express materiality qualification shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Initial Closing Date. The Parent shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Parent on or prior to the Initial Closing Date.  The Parent shall have delivered to the Shareholders and the Company, a certificate, dated as of the Initial Closing Date, to the foregoing effect.

(b)

Litigation.  No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have a Parent Material Adverse Effect.

(c)

No Material Adverse Effect.  There shall not have been any occurrence, event, incident, action, failure to act, or transaction since June 30, 2009 which has had or is reasonably likely to cause a Parent Material Adverse Effect.

(d)

Post-Closing Capitalization.  At, and immediately after, the Initial Closing, the authorized capitalization, and the number of issued and outstanding shares of capital stock of the Parent, as indicated on a schedule to be delivered by the Parent, shall be acceptable to the Company in its sole and absolute discretion.

(e)

OTC Bulletin Board.  The Parent shall have maintained its status as a company whose common stock is quoted on OTC Bulletin Board and no reason shall exist as to why such status shall not continue immediately following the Closing.

(f)

Deliveries.  The deliveries specified in  shall have been made by the Parent.

(g)

No Suspensions of Trading in Parent Common Stock; Listing.  Trading in the Parent Common Stock shall not have been suspended by the SEC or any trading market (except for any suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding the Parent) at any time since the date of execution of this Agreement, and the Parent Common Stock shall have been at all times since such date listed for trading on a trading market.

(h)

Satisfactory Completion of Due Diligence.  The Company shall have completed its legal, accounting and business due diligence of the Parent and the results thereof shall be satisfactory to the Company in its sole and absolute discretion.

(i)

Completion of Financing.  All conditions required to consummate the Financing in the minimum amount of $500,000 shall have been satisfied or duly waived, the closing of the Financing shall be contingent only upon the occurrence of the Closing, and at the Closing, the Parent shall have a minimum of $500,000 in working capital (current assets less current liabilities).

(j)

Approval of the Majority Shareholders.  Shareholders holding at least 80% of the Company Shares and 80% of each of the issued and outstanding shares of the Company Common Stock and Company Preferred Stock shall have approved and consented to the Transactions contemplated by this Agreement.

(k)

Resignations of Officers and Directors.  The officers of the Parent in office immediately prior to the Closing shall have resigned as officers of the Parent, effective as of the Initial Closing, and the Company shall have received letters of resignation in form and substance satisfactory to the Company from such persons.  In addition, Leigh-Ann Squire shall have submitted her resignation from the board of directors of Parent effective as of the Initial Closing and Kyle Schlosser shall have submitted his resignation from the Board of Directors of Parent effective upon the 10th day following the mailing by the Parent to its stockholders of the 14f-1 Notice.

(l)

Appointment of Officers and Directors.  The Parent Board of Directors shall have approved the appointment of officers and directors of Parent as set forth in .

SECTION 6.2

Parent Conditions Precedent

.  The obligations of the Parent to enter into and complete the Initial Closing is subject, at the option of the Parent, to the fulfillment by the Company and the Shareholders, as applicable, on or prior to the Initial Closing Date of the following conditions, any one or more of which may be waived by the Parent in writing.

(a)

Representations and Covenants. The representations and warranties of the Shareholders and the Company contained in this Agreement shall be true in all material respects on the date of this Agreement and as of the Initial Closing Date.  All of the representations and warranties of the Shareholders and the Company contained in this Agreement that contain an express materiality qualification shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Initial Closing Date.  The Shareholders and the Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Shareholders and the Company on or prior to the Initial Closing Date.  The Company shall have delivered to the Parent, if requested, a certificate, dated the Initial Closing Date, to the foregoing effect.

(b)

Litigation.  No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of the Parent, a Company Material Adverse Effect.

(c)

No Material Adverse Effect.  There shall not have been any occurrence, event, incident, action, failure to act, or transaction since June 30, 2009 which has had or is reasonably likely to cause a Company Material Adverse Effect.

(d)

Deliveries.  The deliveries specified in  and  shall have been made by the Shareholders and the Company, respectively.

(e)

Delivery of Audit Report and Financial Statements.  The Company shall have completed the audited Company Financial Statements as set forth in  and shall have received an audit report from an independent audit firm that is registered with the Public Company Accounting Oversight Board relating to the fiscal years ended June 30, 2009 and 2008.  The form and substance of the Company Audited Financial Statements shall be satisfactory to the Parent in its sole and absolute discretion.

ARTICLE VII
Covenants

SECTION 7.1

Preparation of 14f-1 Notice; Blue Sky Laws

.

(a)

As soon as possible following the Initial Closing and in any event, within two business days thereafter, the Company and Parent shall prepare and file with the SEC the 14f-1 Notice in connection with the consummation of this Agreement.  The Parent shall cause the 14f-1 Notice to be mailed to the Parent’s stockholders as promptly as practicable thereafter.

(b)

Parent shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Shares in connection with this Agreement.

SECTION 7.2

Public Announcements

.  The Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to this Agreement and the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

SECTION 7.3

Fees and Expenses

.  All fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses, whether or not this Agreement is consummated.

SECTION 7.4

Continued Efforts

.  Each Party shall use commercially reasonable efforts to (a) take all action reasonably necessary to consummate the Transactions, and (b) take such steps and do such acts as may be necessary to keep all of its representations and warranties true and correct as of the Initial Closing Date with the same effect as if the same had been made, and this Agreement had been dated, as of the Initial Closing Date.

SECTION 7.5

Exclusivity

.  The Parent shall not (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to the acquisition of any capital stock or other voting securities of the Parent, or any assets of the Parent (including any acquisition structured as a merger, consolidation, share exchange or other business combination), (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing, or (iii) take any other action that is inconsistent with the Transactions and that has the effect of avoiding the Initial Closing contemplated hereby.  The Parent shall notify the Company immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

SECTION 7.6

Filing of Form 8-K and Press Release

.  Parent shall file, within four business days of the Initial Closing Date, a current report on Form 8-K (“Super 8-K”) and attach as exhibits all relevant agreements with the SEC disclosing the terms of this Agreement and other requisite disclosure regarding the Transactions and including the requisite audited consolidated financial statements of the Company and the requisite Form 10 disclosure regarding the Company.  In addition, the Parent shall issue a press release prior to 9:30 a.m. (New York Time) on the business day following the Closing Date, announcing the closing of the transaction.

SECTION 7.7

Furnishing of Information

.  As long as any Shareholder owns the Shares, the Parent covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Parent after the date hereof pursuant to the Exchange Act.  As long as any Shareholder owns Parent Shares, if the Parent is not required to file reports pursuant to such laws, it will prepare and furnish to the Shareholders and make publicly available in accordance with Rule 144 promulgated by the SEC pursuant to the Securities Act, such information as is required for each Shareholder to sell the Parent Shares under Rule 144.  The Parent further covenants that it will take such further action as any holder of the Parent Shares may reasonably request, all to the extent required from time to time to enable such person to sell the Parent Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

SECTION 7.8

Access

.  Each Party shall permit representatives of the other Party to have full access to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to such Party.

SECTION 7.9

Preservation of Business

.  From the date of this Agreement until the Initial Closing Date, each of the Company and the Parent shall operate only in the ordinary and usual course of business consistent with past practice (provided, however, that Parent shall not issue any securities without the prior written consent of the Company), and shall use reasonable commercial efforts to (a) preserve intact its respective business organization, (b) preserve the good will and advantageous relationships with customers, suppliers, independent contractors, employees and other Persons material to the operation of its respective business, and (c) not permit any action or omission which would cause any of its respective representations or warranties contained herein to become inaccurate or any of its respective covenants to be breached in any material respect.

SECTION 7.10

Financing

.  Parent shall use commercially reasonable efforts to raise up to $1,500,000, and at least $500,000 prior to the Initial Closing Date, and in an equity and/or convertible debt financing transaction on terms that are satisfactory to the Company (the “Financing”), which Financing shall be subject to, and consummated immediately following, the consummation of the other transactions contemplated by this Agreement.

SECTION 7.11

Directors and Officers

.  The Parent shall take all necessary corporate action to (a) appoint the executive officers of Parent set forth on Schedule 7.11 to be effective as of the Initial Closing, (b) to elect Alan M. Schechter to the Board of Directors of Parent, to be effective as of the Initial Closing, and (c) to elect to the Board of Directors of Parent those persons set forth on Schedule 7.11 effective upon the 10th day following the mailing by the Parent to its stockholders of the 14f-1 Notice.  In furtherance thereof, the Parent shall secure, effective as of the Closing, resignations of all of its incumbent directors and officers.

SECTION 7.12

Company Options

.  Following the Initial Closing, the Parent shall take all appropriate action to assume the Company’s 2002 Stock Incentive Plan, and the Parent shall assume each Company Option, whether or not vested,  in accordance with the terms (as in effect as of the date of this Agreement) of the stock option agreement by which such Company Option is evidenced. All rights with respect to Company Common Stock under Company Options assumed by Parent shall thereupon be converted into rights with respect to Parent Common Stock.

ARTICLE VIII
Indemnification

SECTION 8.1

Survival of Representations and Warranties

.  All representations and warranties of the Parent in this Agreement shall survive the Initial Closing until the eighteenth (18th) month anniversary of the Initial Closing Date (the “Survival Date”); provided, however, that any claim for indemnification based upon a breach of any such representation or warranty and asserted prior to the Survival Date by written notice in accordance with Section 8.03 shall survive until final resolution of such claim.

SECTION 8.2

Indemnification by the Principal

.  Subject to the limitations set forth in this , the Principal shall indemnify, defend and hold harmless the Company and the Shareholders from and against any expense, settlement, judgment, award, fine, penalty,  or Tax (including any reasonable legal or accounting fee related thereto) (collectively “Damages”), arising out of, relating to or resulting from any breach of a representation, warranty or covenant of Parent contained in this Agreement.

SECTION 8.3

Procedures for Indemnification

.  Promptly after receipt by a party entitled to indemnification hereunder (the “Indemnitee”) of written notice of the assertion or the commencement of any proceeding by a third-party with respect to any matter referred to in , the Indemnitee shall give written notice thereof to the party obligated to indemnify Indemnitee (the “Indemnitor”), and thereafter shall keep the Indemnitor reasonably informed with respect thereto; provided, however, that failure of the Indemnitee to give the Indemnitor notice as provided herein shall not relieve the Indemnitor of its obligations hereunder except to the extent that the Indemnitor is prejudiced thereby.  A claim for indemnification for any matter not involving a third-party proceeding may be asserted by notice to the party from whom indemnification is sought and shall be paid promptly after such notice.

SECTION 8.4

Limitations on Indemnification

.  Notwithstanding anything herein to the contrary, the Principal shall not be obligated to indemnify the Company or the Shareholders under this  for any amount that exceeds One Hundred Thousand Dollars ($100,000.00) in the aggregate (the “Principal’s Indemnification Cap”) and only in the event that the aggregate of all damages exceeds Twenty Five Thousand Dollars ($25,000.00) (the “Basket”).

ARTICLE IX
Miscellaneous

SECTION 9.1

Notices

.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Parent (prior to the Initial Closing), to:

Fero Industries, Inc.

17 Reeves Crescent

Red Deer, AB T4P 2Z4, Canada

Attention: Kyle Schlosser

If to the Principal, to:

Kyle Schlosser

17 Reeves Crescent

Red Deer, AB T4P 2Z4, Canada

If to the Company, to:

Pyro Pharmaceuticals, Inc.

3301 Marna Avenue

Long Beach, CA  90808

Attention: Alan M. Schechter

SECTION 9.2

Amendments; Waivers; No Additional Consideration

.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company, Parent and the Shareholders holding a majority of the Company Shares.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either Party to exercise any right hereunder in any manner impair the exercise of any such right.  No consideration shall be offered or paid to a Shareholder to amend or consent to a waiver or modification of any provision of any transaction document unless the same consideration is also offered to all Shareholders who then hold Shares.

SECTION 9.3

Termination.

(a)

Termination of Agreement.  The Parties may terminate this Agreement as provided below:

(i)

The Company and the Parent may terminate this Agreement by mutual written consent at any time prior to the Initial Closing;

(ii)

The Parent may terminate this Agreement by giving written notice to the Company at any time prior to the Initial Closing (A) in the event the Company has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Parent has notified the Company of the breach, and the breach has continued without cure for a period of twenty days after the notice of breach, or (B) if the Initial Closing shall not have occurred on or before November 30, 2009, by reason of the failure of any condition precedent under  hereof (unless the failure results primarily from the Parent itself breaching any representation, warranty, or covenant contained in this Agreement); and

(iii)

The Company may terminate this Agreement by giving written notice to the Parent at any time prior to the Initial Closing (A) in the event the Parent has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Company has notified the Parent of the breach, and the breach has continued without cure for a period of twenty days after the notice of breach or (B) if the Initial Closing shall not have occurred on or before November 30, 2009, by reason of the failure of any condition precedent under  hereof (unless the failure results primarily from the Company or the Shareholders themselves breaching any representation, warranty, or covenant contained in this Agreement).

(iv)

The Company may terminate this Agreement by giving written notice to the Parent at any time prior to the Initial Closing because of information disclosed to the Company or discovered by the Company in connection with its due diligence investigation of the Company, in its sole and absolute discretion.

(b)

Effect of Termination.  If any Party terminates this Agreement pursuant to  above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party to consummate its obligations hereunder or to complete the transactions contemplated by this Agreement, except for any liability of any Party then in breach.

(c)

Fees For Termination.  The Parties acknowledge that Parent has advanced funds to the Company and may continue, at its sole option, to do so up through the Initial Closing Date (“Parent Advances”).  If either the Company terminates this Agreement based on a breach of this Agreement by Parent or the Parent terminates this Agreement for any reason other than a breach of this Agreement by the Company, the Company shall be released from all obligations to repay the Parent Advances and the Parent shall otherwise reimburse the Company for all of the Company’s out-of pocket expenses incurred in connection with the Transactions, including the Company’s fees and expenses for a non-audit accounting firm to review the Company’s books and records, prepare Company financial statements for audit and otherwise ready the Company for an audit of its financial statements, and for an independent registered public accounting firm to audit the financial statements of Parent.  If the Parent terminates this Agreement based on a breach of this Agreement by the Company or the Shareholders or if the Company or the Shareholders terminate this Agreement for any reason other than a breach of this Agreement by the Parent, then the Company shall immediately repay all Parent Advances.

SECTION 9.4

Replacement of Securities

.  If any certificate or instrument evidencing any Parent Shares is mutilated, lost, stolen or destroyed, the Parent shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Parent of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Parent Shares.  If a replacement certificate or instrument evidencing any Parent Shares is requested due to a mutilation thereof, the Parent may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

SECTION 9.5

Remedies

.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Shareholders, Parent and the Company will be entitled to specific performance under this Agreement.  The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

SECTION 9.6

Independent Nature of Shareholders’ Obligations and Rights

.  The obligations of each Shareholder under this Agreement are several and not joint with the obligations of any other Shareholder, and no Shareholder shall be responsible in any way for the performance of the obligations of any other Shareholder under this Agreement.  The decision of each Shareholder to acquire Parent Shares pursuant to this Agreement has been made by such Shareholder independently of any other Shareholder.  Nothing contained herein, and no action taken by any Shareholder pursuant hereto, shall be deemed to constitute the Shareholder as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Shareholder is in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.  Each Shareholder acknowledges that no other Shareholder has acted as agent for such Shareholder in connection with making its investment hereunder and that no Shareholder will be acting as agent of such Shareholder in connection with monitoring its investment in the Parent Shares or enforcing its rights under this Agreement.  Each Shareholder shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Shareholder to be joined as an additional party in any proceeding for such purpose.  Each of the Company and Parent acknowledge that the Shareholders have been provided with this same Agreement for the purpose of closing a transaction with multiple Shareholders and not because it was required or requested to do so by any Shareholder.

SECTION 9.7

Interpretation

.  When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

SECTION 9.8

Severability

.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions contemplated hereby are fulfilled to the extent possible.

SECTION 9.9

Counterparts; Facsimile Execution

.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.  Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

SECTION 9.10

Entire Agreement; Third Party Beneficiaries

. This Agreement, taken together with the Company Disclosure Letter and the Parent Disclosure Letter, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions and (b) are not intended to confer upon any person other than the Parties any rights or remedies.

SECTION 9.11

Governing Law

.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.  Each of the parties hereto hereby irrevocably and unconditionally agrees (i) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (ii)(A) to the extent that such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process and notify the other parties hereto of the name and address of such agent, and (B) to the fullest extent permitted by law, that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that, to the fullest extent permitted by applicable law, service made pursuant to (ii)(A) or (B) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware.

SECTION 9.12

Assignment

.  To the fullest extent permitted by law, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties.  Any purported assignment without such consent shall be void.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

[Remainder of page intentionally left blank.]

The Parties hereto have executed and delivered this Company Share Exchange Agreement as of the date first above written.

The Parent:

FERO INDUSTRIES, INC.,

a Colorado corporation

By:  /s/Kyle Schlosser____________

      Name: Kyle Schlosser

      Title: Chief Executive Officer

The Company:

PYRO PHARMACEUTICALS, INC.,
a Delaware corporation

By: __/s/Alan M. Schechter ___

      Name: Alan M. Schechter

      Title: Chief Executive Officer

The Principal

  (as to articles VIII and IX only):

 __/s/Kyle Schlosser ____

     Kyle Schlosser, an individual

[Shareholder Signatures on Exhibit A]

EXECUTION COPY

EXHIBIT A

SHAREHOLDERS OF THE COMPANY

Name and Address of Shareholder	Number of Company Shares Being Exchanged

TOTAL:

Confirmation of Accredited Investor Status

The undersigned Shareholder has confirmed below whether the Shareholder, at the time such Shareholder was offered the Parent Shares, was, and at the date hereof it is, an “accredited investor” in that the Shareholder is either (A) an individual (not a partnership, corporation, etc.) whose (y) individual net worth, or joint net worth with the Shareholder’s spouse, presently exceeds $1,000,000, or (z) individual income in the last two calendar years exceeded $200,000, or joint income with the Shareholder’s spouse exceeded $300,000, and has a reasonable expectation of reaching the same income level in the current calendar year, or (B) an entity that otherwise meets the definition of “accredited investor” set forth in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”).

_____  The undersigned Shareholder IS an “accredited investor” as defined above.

_____  The undersigned Shareholder IS NOT an “accredited investor” as defined above

The undersigned Shareholder hereby executes this Company Share Exchange Agreement as of the date written below.

_____________________________________ [Name] _____________________________________ [Date]